Exhibit 5.1

GRACIN & MARLOW, LLP.

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

Facsimile: (212) 208-4657

December 13, 2012

The Board of Directors

Synthetic Biologics, Inc.

617 Detroit Street, Suite 100

Ann Arbor, Michigan 48104

Re:           Form S-1

Gentlemen:

We have acted as counsel to Synthetic Biologics, Inc., a Nevada corporation (the “Company”), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the resale by the selling stockholders named therein (the “Selling Stockholders”) of an aggregate of 4,260,855 shares of common stock consisting of 3,625,000 shares of common stock (the “Shares”) and 635,855 shares of common stock (the “Warrant Shares”) issuable upon exercise of warrants (the "Warrants ").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as to the validity of the Offered Securities. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Articles of Incorporation of the Company (the “Articles of Incorporation”), and amendments thereto (iii) the Amended and Restated Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Offered Securities at issue: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (b) the Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

We are members of the bar of the State of New York and Florida and our opinion herein is limited to the laws of such states, the federal laws of the United States of America, and the General Corporation Law of the State of Nevada, to the extent applicable. We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion (i) that the Shares have been duly authorized and are validly issued and are fully paid and non-assessable, and (ii) that upon the proper exercise of the Warrants and the payment of any consideration required thereunder, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gracin & Marlow, LLP
Gracin & Marlow, LLP